Exhibit 99.1
news release

NYSE: TC
TSX: TCM
February 25, 2013

THOMPSON CREEK METALS COMPANY REPORTS FOURTH QUARTER AND
FULL YEAR 2012 FINANCIAL RESULTS

Denver, CO – Thompson Creek Metals Company Inc. (the “Company” or “Thompson Creek”), a growing, diversified North American mining company, today announced financial results for the three months and year ended December 31, 2012, prepared in accordance with United States generally accepted accounting principles (“US GAAP”). All dollar amounts are in United States (“US”) dollars unless otherwise indicated.

Full Year 2012 Financial Highlights:

•	Consolidated revenue of $401.4 million

•	Net loss of $546.3 million, or $3.24 per diluted share

•	Adjusted Non-GAAP net loss of $34.7 million, or $0.20 per diluted share

•	Fixed asset write down of $530.5 million, or $3.15 per diluted share

•	Goodwill impairment of $47.0 million, or $0.28 per diluted share

•	Successful completion of $350 million senior secured first priority bond offering, further de-risking the completion of the Mt. Milligan project

Fourth Quarter 2012 Financial Highlights

•	Consolidated revenue of $99.4 million

•	Net loss of $484.4 million, or $2.87 per diluted share

•	Adjusted Non-GAAP net loss of $18.0 million, or $0.11 per diluted share

Fourth Quarter 2012 Operational Highlights

•	Reached safety milestone at Mt. Milligan with more than 3.5 million work hours without a lost time incident

•	Increased total molybdenum production by approximately 26% from previous quarter to 7.7 million pounds from 6.1 million pounds

•	Decreased average cash costs per pound of molybdenum produced by approximately 31% from previous quarter to $6.58/lb from $9.46/lb

•	Increased total sales of molybdenum by approximately 42% from previous quarter to 8.1 million pounds from 5.6 million pounds

•	Advanced construction progress at Mt. Milligan by 6% to overall completion of 81%

•	Approximately 91% of capital expenditures spent or contractually committed since inception of the Mt. Milligan project

Kevin Loughrey, Chairman and Chief Executive Officer of Thompson Creek, said, “While 2012 had some noteworthy highlights, including the significant advancement of the Mt. Milligan project and our achievement of a significant safety milestone at Mt. Milligan, the year proved to be challenging from both a funding and operational perspective. During the year, we raised additional funding to ensure the completion of the Mt. Milligan project, and took several strategic steps to address operational challenges at both of our molybdenum mines. We recorded a significant fixed asset write down at our Endako Mine during the fourth quarter, and our Endako management team is working diligently to address its operational challenges, which are expected to continue through the winter months. As the Mt. Milligan project continues to advance, we very much look forward to its completion and the commencement of copper and gold production and our expectation of near-term increases in revenue, cash flow and net income.”
Given the significant decline in molybdenum prices during 2012 and operational challenges at the Company's two mines, the Company closely monitored and evaluated potential write downs throughout the year. During the third quarter of 2012, the Company recognized a non-cash goodwill impairment charge of $47.0 million, representing the remaining balance of its goodwill. During the fourth quarter of 2012, Thompson Creek recognized a $530.5 million non-cash pre-tax write down of its share of the property, plant, equipment and development assets at the Endako Mine. Additional information regarding this write down is available in Thompson Creek's Annual Report on Form 10-K for the period ended December 31, 2012, which was filed today.

Selected Consolidated Financial and Operational Information
(US$ in millions except per share and per pound amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011	2010
	(unaudited)
Financial Information
Revenues
Molybdenum sales	$95.0	$112.9	$386.8	$651.9	$578.6
Tolling, calcining and other	4.4	3.8	14.6	17.2	16.2
Total revenues	99.4	116.7	401.4	669.1	594.8
Costs and expenses
Cost of sales
Operating expenses	83.9	107.9	380.0	392.8	315.5
Depreciation, depletion and amortization	15.9	15.4	64.0	74.7	49.9
Total cost of sales	99.8	123.3	444.0	467.5	365.4
Selling and marketing	2.0	1.6	8.0	9.7	9.3
Accretion expense	0.7	0.5	2.3	1.9	1.5
Fixed asset impairment	530.5	—	530.5	—	—
General and administrative	7.0	6.3	27.6	26.5	21.9
Acquisition costs	—	—	—	—	12.9
Exploration	0.3	3.1	2.2	14.2	9.4
Total costs and expenses	640.3	134.8	1,014.6	519.8	420.4
Operating (loss) income	(540.9)	(18.1)	(613.2)	149.3	174.4
Other expense (income)	15.7	(9.1)	44.2	(154.0)	40.5
Income (loss) before income and mining taxes	(556.6)	(9.0)	(657.4)	303.3	133.9
Income and mining tax (benefit) expense	(72.2)	(9.8)	(111.1)	11.2	20.2
Net (loss) income	$(484.4)	$0.8	$(546.3)	$292.1	$113.7
Net (loss) income per share
Basic	$(2.87)	$—	$(3.24)	$1.75	$0.79
Diluted	$(2.87)	$—	$(3.24)	$1.73	$0.75
Cash (used) generated by operating activities	$(46.7)	$21.1	$(82.8)	$202.7	$157.4
Adjusted Non-GAAP Measures:(1)
Adjusted net (loss) income (1)	$(18.0)	$—	$(34.7)	$122.9	$163.3
Adjusted net (loss) income per share—basic(1)	$(0.11)	$—	$(0.20)	$0.74	$1.13
Adjusted net (loss) income per share—diluted(1)	$(0.11)	$—	$(0.20)	$0.73	$1.08
Operational Statistics
Mined molybdenum production (000's lb)(2)	7,747	4,310	22,429	28,345	32,577
Cash cost ($/lb produced)(3)	$6.58	$12.69	$10.09	$7.94	$6.07
Molybdenum sold (000's lb):
TC Mine and Endako Mine product	5,490	5,368	18,147	31,806	29,072
Purchased and processed product	2,578	2,650	10,542	8,245	7,855
	$8,068	$8,018	$28,689	$40,051	$36,927
Average realized sales price ($/lb)(1)	11.77	14.08	13.48	16.28	15.67

(1)    See “Non-GAAP Financial Measures” for the definition and reconciliation of these non-GAAP measures.

(2)    Mined production pounds reflected are molybdenum oxide and high performance molybdenum disulfide (“HPM”) from our share of production from the mines (excludes molybdenum processed from purchased product).

(3)    Weighted-average of Thompson Creek and Endako Mines (75% share) cash costs (mining, milling, mine site administration, roasting and packaging) for molybdenum oxide and HPM produced in the period, including all stripping costs. Cash cost excludes the effect of purchase price adjustments; the effects of changes in inventory; corporate allocations; stock-based compensation; other non-cash employee benefits; depreciation, depletion, amortization and accretion; and commissioning and start-up costs for the Endako Mine. The cash cost for the Thompson Creek Mine, which only produces molybdenum sulfide and HPM on site, includes an estimated molybdenum loss (sulfide to oxide), an allocation of roasting and packaging costs from the Langeloth Facility and transportation costs from the Thompson Creek Mine to the Langeloth Facility. See “Non-GAAP Financial Measures” for additional information.

Mt. Milligan Copper-Gold Project

During the fourth quarter and year ended December 31, 2012, the Company made cash capital expenditures, including capital leases, of C$186.3 ($188.4) million and C$678.5 ($679.0) million, respectively, for the Mt. Milligan project. Capitalized interest and debt issuance costs were C$18.6 ($18.7) million and C$50.9 ($51.0) million, for the fourth quarter and fiscal year ended December 31, 2012, respectively. Capital expenditures were primarily related to the ongoing construction of the tailings storage facility, buildings and facilities (concentrator, truck shop, administration building and primary and pebble crushers), plant site earthworks, cement works, steel erection, construction camp costs, mine development, mining equipment and engineering design costs. The Company incurred C$1,139.8 million in cash spend since the inception of the project through December 31, 2012.
As of December 31, 2012, overall project completion is estimated to be at 81%. Significant achievements include the following;
Safety:

•	Average weekly site personnel – 1,000

•	Total hours worked without a lost time incident (through 12/31/12) – 3,529,632

Major milestones achieved to date:

•	Operations senior management team in place

•	Mine development well advanced

•	Truck shop, warehouse and administration building in commissioning

•	Procurement, engineering, concrete and steel work essentially complete

•	Tailings Storage Facility fully permitted

•	First two years of water for mill use stored (10 million cubic meters)

•	Concentrator building fully enclosed

•	SAG mill and one ball mill fully assembled, second ball mill well advanced and on schedule

•	All flotation cells positioned, installation of mechanical equipment and piping advanced

•	Primary crusher operational

•	Site connected to electrical power grid

•	Eight 793 haul trucks, two 7594 shovels and one 994 loader in operation

•	Reclaim barge operational

Upcoming milestones include the completion of the concentrator building (installation of all mill equipment, piping and electrical), 400-meter conveyor line from the primary crusher to the mill, pebble crushing circuit, truck maintenance shop and the administrative building.

The Mt. Milligan copper-gold project remains on schedule, with commissioning and start-up expected to commence in the third quarter of 2013, and commercial production of copper and gold expected in the fourth quarter of 2013. The Company is currently estimating an aggregate of approximately C$1.5 billion to construct and develop the Mt. Milligan copper-gold mine of which approximately C$390.0 million of expenditures remain to be spent, plus an additional C$40.0 million to C$50.0 million of estimated future cash capital expenditures for a permanent operations residence at Mt. Milligan, which is expected to be completed in 2014. The Company continues to monitor its current costs, future cost estimates and scheduling for the project.

Updated Guidance

Mt. Milligan's average annual production is expected to be higher during the first full 6 years of production (approximately 89 million pounds of copper and 262,000 ounces of gold in concentrate), compared to annual life-of-mine production. The Company will provide production and cash cost guidance for 2014 once Mt. Milligan is operational.

In late December 2012 and thus far in 2013, the Endako Mine experienced and is experiencing tailings management issues associated with frozen water in the tailings pond. Endako has been unable to feed sufficient water from the tailings pond to the new mill on a consistent basis, which has negatively impacted its rate and level of throughput of mined material to the mill and thus its production of molybdenum. These issues led management to revise its operating plan for the Endako Mine for 2013.  The Endako Mine operating team has made modifications to the piping of tailings to the pond and has instituted other tailings management procedures to address these issues to ensure the availability of a sufficient supply of water to the mill for the future winter seasons beyond 2013. The Company expects that the Endako Mine tailings management issues will have a negative effect on production and financial results from the Endako Mine in the first quarter of 2013. As a result, the Endako Mine guidance for 2013 has been updated below.

	Years Ended December 31,
	2012 (Actual)	2013 (Estimated)	2014 (Estimated)
Molybdenum production (000's lb):(1)
TC Mine	16,238	20,000 - 22,000	17,000 - 19,000
Endako Mine (75% share)	6,191	7,500 - 8,500	10,500 - 11,500
Total molybdenum production (000's lb)	22,429	27,500 - 30,500	27,500 - 30,500
Cash cost ($/lb produced):(2)
TC Mine	8.06	$ 4.75 - 5.75	$ 5.00 - 6.00
Endako Mine	15.42	10.75 - 12.25	9.00 - 10.50
Total cash cost ($/lb produced)	10.09	$ 6.50 - 7.50	$ 6.50 - 7.75
Capital expenditures (in millions):
Mt. Milligan(3),(4),(5),(6)	679.0	$ 370 - 390	—
Mt. Milligan permanent operations residence	—	$ 35 - 40	$ 5 - 10
Mt. Milligan operations	—	$ 20 - 30	$ 20 - 30
Endako mill expansion (TCM share)(3),(4)	78.4	—	—
TC and Endako Mines, Langeloth & other(3),(4)	38.5	15 - 20	30 - 40
Total capital expenditures	$795.9	$ 440 - 480	$ 55 - 80

(1)	Mined production pounds reflected are molybdenum oxide and HPM from our share of production from the mines but exclude molybdenum processed from purchased product.

(2)
Weighted-average of Thompson Creek Mine and Endako Mine (75% share) cash costs (mining, milling, mine site administration, roasting and packaging) for molybdenum oxide and HPM produced in the period, including all stripping costs. Cash cost excludes: the effect of purchase price adjustments; the effects of changes in inventory; corporate allocations; stock-based compensation; other non-cash employee benefits; depreciation, depletion, amortization and accretion; and commissioning and start-up costs for the Endako mill. The cash cost for the Thompson Creek Mine, which only produces molybdenum sulfide and HPM on site, includes an estimated molybdenum loss (sulfide to oxide), an allocation of roasting and packaging costs from the Langeloth Facility and transportation costs from the Thompson Creek Mine to the Langeloth Facility. See “Non-GAAP Financial Measures” for additional information.

(3)
Excludes capitalized interest and debt issuance costs of $45.8 million (net of the effect of the Endako Mine pre-tax asset write down) and excludes changes in accruals of $72.0 million for the year ended December 31, 2012. The 2012 amounts include our share of start-up and commissioning costs for the Endako mill of $5.5 million.

(4)	Canadian to US foreign exchange rate for 2013 and 2014 assumed at parity (C$1.00 = US$1.00).

(5)	Includes non-cash capital lease activity of $68.1 million.

(6)	Includes capital expenditures incurred during production ramp up.

Non-GAAP Financial Measures
In addition to the consolidated financial statements presented in accordance with US GAAP, we use certain non-GAAP financial measures of our financial performance for the reasons described further below. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with US GAAP, and the presentation of these measures may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of operations as determined in accordance with US GAAP.

Adjusted Net (Loss) Income, Adjusted Net (Loss) Income Per Share — Basic and Diluted
Adjusted net (loss) income and adjusted net (loss) income per share—basic and diluted are considered key measures by our management in evaluating our operating performance on a quarterly and annual basis. Management uses these measures in evaluating our performance as they represent profitability measures that are not impacted by changes in the market price of our previously outstanding warrants or significant non-cash items, such as asset impairments, that are considered non-recurring in nature. These measures do not have standard meanings prescribed by US GAAP and may not be comparable to similar measures presented by other companies. We believe that these non-GAAP measures provide useful supplemental information to investors in order that they may evaluate our performance using the same measures as those used by management and, as a result, the investor is afforded greater transparency in assessing our financial performance.
Adjusted net (loss) income represents the net (loss) income prepared in accordance with US GAAP, adjusted for significant non-cash items. For the 2012 periods, the significant non-cash items were the non-cash losses related to the impairment of assets at Endako Mine, net of income tax effects, goodwill impairment and the non-cash gains and losses on the fair value adjustment related to the common stock purchase warrants that were outstanding until June 30, 2012. For the 2011, the significant non-cash items were the non-cash gains and losses on the fair value adjustment related to the then outstanding common stock purchase warrants.
As a result of significant deterioration in the projected price of molybdenum, lower-than anticipated ore grades and recovery at the Endako Mine and water management issues at the Endako Mine, together with a change in the Endako operating plan for 2013, management reviewed the carrying value of assets at Endako Mine. This review resulted in a pre-tax asset impairment of $530.5 million to the assets at the Endako Mine, representing a write down to the assets' estimated fair values. This impairment was included in total costs and expenses in our Consolidated Statements of Operations and Comprehensive (Loss) Income.
In addition, during 2012, TCM suspended waste stripping activity associated with the next phase of production at TC Mine. This decision, coupled with declines in molybdenum prices, represented significant changes in our business requiring us to evaluate our goodwill for impairment on an enterprise-wide basis during 2012. As a result of this evaluation, a goodwill impairment charge of $47.0 million, representing the remaining balance of goodwill, was recorded as other expense and (income) in our Consolidated Statements of Operations and Comprehensive (Loss) Income in 2012.
Adjusted net (loss) income per share (basic and diluted) is calculated using adjusted earnings, as defined above, divided by the weighted-average basic and weighted-average diluted shares outstanding during the period, as determined in accordance with US GAAP.
The following tables reconcile net (loss) income presented in accordance with US GAAP to the non-GAAP financial measures of adjusted net (loss) income and adjusted net (loss) income per share—basic and diluted, for the years ended

December 31, 2012 and 2011 and for the fourth quarters in 2012 and 2011. All figures within the tables are unaudited and are presented in US$ in millions, except shares and per share amounts.
For the three months ended December 31, 2012

		Weighted-Average Basic Shares		Weighted-Average Diluted Shares
	Net Income (Loss)	Shares (000's)	$/share	Shares (000's)	$/share
Net (loss) income	$(484.4)	168,727	$(2.87)	168,727	$(2.87)
Add (Deduct):
Fixed asset impairment	530.5	168,727	3.14	168,727	3.14
Tax benefit of fixed asset impairment	(183.3)	168,727	(1.09)	168,727	(1.09)
Tax valuation allowance at Endako Mine	119.2	168,727	0.71	168,727	0.71
Non-GAAP adjusted net (loss) income	$(18.0)	168,727	$(0.11)	168,727	$(0.11)
For the three months ended December 31, 2011

		Weighted-Average Basic Shares		Weighted-Average Diluted Shares
	Net Income (Loss)	Shares (000's)	$/share	Shares (000's)	$/share
Net income (loss)	$0.8	167,904	$—	168,360	$—
Add (Deduct):
Unrealized (gain) loss on common stock purchase warrants	(0.8)	167,904	—	168,360	—
Non-GAAP adjusted net income (loss)	$—	167,904	$—	168,360	$—
For the year ended December 31, 2012

		Weighted-Average Basic Shares		Weighted-Average Diluted Shares
	Net Income (Loss)	Shares (000's)	$/share	Shares (000's)	$/share
Net (loss) income	$(546.3)	168,416	$(3.24)	168,416	$(3.24)
Add (Deduct):
Fixed asset impairment	530.5	168,416	3.15	168,416	3.15
Tax benefit of fixed asset impairment	(183.3)	168,416	(1.09)	168,416	(1.09)
Tax valuation allowance at Endako Mine	119.2	168,416	0.71	168,416	0.71
Unrealized (gain) loss on common stock purchase warrants	(1.8)	168,416	(0.01)	168,416	(0.01)
Goodwill impairment	47.0	168,416	0.28	168,416	0.28
Non-GAAP adjusted net (loss) income	$(34.7)	168,416	$(0.20)	168,416	$(0.20)

For the year ended December 31, 2011

		Weighted-Average Basic Shares		Weighted-Average Diluted Shares
	Net Income (Loss)	Shares (000's)	$/share	Shares (000's)	$/share
Net income (loss)	$292.1	167,156	$1.75	168,530	$1.73
Add (Deduct):
Unrealized (gain) loss on common stock purchase warrants	(169.2)	167,156	(1.01)	168,530	(1.00)
Non-GAAP adjusted net income (loss)	$122.9	167,156	$0.74	168,530	$0.73

Cash Cost per Pound Produced, Weighted-Average Cash Cost per Pound Produced and Average Realized Sales Price per Pound Sold
Cash cost per pound produced, weighted-average cash cost per pound produced and average realized sales price per pound sold are considered key measures in evaluating the Company’s operating performance. Cash cost per pound produced, weighted-average cash cost per pound produced and average realized sales price per pound sold are not measures of financial performance, nor do they have a standardized meaning prescribed by US GAAP and may not be comparable to similar measures presented by other companies. Management uses these measures to evaluate the operating performance at each of our mines, as well as on a consolidated basis, as measures of profitability and efficiency. Management believes that these non-GAAP measures provide useful supplemental information to investors in order that they may evaluate the Company’s performance using the same measures as those used by management and, as a result, the investor is afforded greater transparency in assessing Thompson Creek’s financial performance. Non-GAAP financial measures should not be considered in isolation from, as a substitute for, or superior to, measures of financial performance prepared in accordance with US GAAP.
Cash cost per pound produced represents the mining (including all stripping costs), milling, mine site administration, roasting and packaging costs for molybdenum oxide and HPM produced at each mine in the period. Stripping costs represent the costs associated with the activity of removing overburden and other mine waste materials in the production phase of a mining operation. Stripping costs that provide access to mineral reserves that will be produced in future periods are expensed under US GAAP as incurred. Cash cost per pound produced excludes the effects of purchase price adjustments; the effects of changes in inventory; corporate allocations; stock-based compensation; other non-cash employee benefits; depreciation, depletion, amortization and accretion; and commissioning and start-up costs for the Endako mill. Cash cost for the Thompson Creek Mine, which only produces molybdenum sulfide and HPM on site, includes an estimated molybdenum loss (sulfide to oxide), an allocation of roasting and packaging costs from the Langeloth Facility and transportation costs from the Thompson Creek Mine to the Langeloth Facility. The weighted-average cash cost per pound produced represents the cumulative total of the cash costs for the Thompson Creek Mine and the Endako Mine divided by the cumulative total production from the Thompson Creek Mine and the Endako Mine.
The average realized sales price per pound sold represents molybdenum sales revenue divided by the pounds sold.
The following tables provide a reconciliation of cash costs and cash cost per pound produced, by mine, and operating expenses included in the Company’s Consolidated Statements of Operations and Comprehensive (Loss) Income in the determination of net (loss) income. All figures within the tables are unaudited and are presented in US$ in millions, except shares and per share amounts.
Three Months ended December 31

	Three months ended December 31, 2012			Three months ended December 31, 2011
	Operating Expenses	Pounds Produced(1)	$/lb	Operating Expenses	Pounds Produced(1)	$/lb
	(in millions)	(000's lbs)		(in millions)	(000's lbs)
TC Mine
Cash costs—Non-GAAP(2)	$27.4	5,970	$4.59	$33.0	2,527	$13.05
Add/(Deduct):
Stock-based compensation	0.2			0.2
Inventory and other adjustments	1.9			17.2
GAAP operating expenses	$29.5			$50.4
Endako Mine
Cash costs—Non-GAAP(2)	$23.6	1,777	$13.26	$21.7	1,783	$12.19
Add/(Deduct):
Stock-based compensation	0.2			0.3
Inventory and other adjustments	0.5			(5.0)
GAAP operating expenses	$24.3			$17.0
Other operations GAAP operating expenses(3)	$30.1			$40.5
GAAP consolidated operating expenses	$83.9			$107.9
Weighted-average cash cost—Non-GAAP	$51.0	7,747	$6.58	$54.7	4,310	$12.69

Years Ended December 31

	Year ended December 31, 2012			Year ended December 31, 2011
	Operating Expenses	Pounds Produced(1)	$/lb	Operating Expenses	Pounds Produced(1)	$/lb
	(in millions)	(000's lbs)		(in millions)	(000's lbs)
TC Mine
Cash costs—Non-GAAP(2)	$130.9	16,238	$8.06	$142.3	21,368	$6.66
Add/(Deduct):
Stock-based compensation	0.7			0.9
Inventory and other adjustments	(1.9)			36.1
GAAP operating expenses	$129.7			$179.3
Endako Mine
Cash costs—Non-GAAP(2)	$95.5	6,191	$15.42	$82.7	6,977	$11.86
Add/(Deduct):
Stock-based compensation	0.6			0.9
Inventory and other adjustments	10.8			(9.9)
GAAP operating expenses	$106.9			$73.7
Other operations GAAP operating expenses(3)	$143.4			$139.8
GAAP consolidated operating expenses	$380.0			$392.8
Weighted-average cash cost—Non-GAAP	$226.3	22,429	$10.09	$225.0	28,345	$7.94

(1)	Mined production pounds are molybdenum oxide and HPM from the Company’s share of the production from the mines (excludes molybdenum processed from purchased product).

(2)
Cash costs represent the mining (including all stripping costs), milling, mine site administration, roasting and packaging costs for molybdenum oxide and HPM produced in the period. Cash cost excludes: the effect of purchase price adjustments; the effects of changes in inventory; corporate allocations; stock-based compensation; other non-cash employee benefits; depreciation, depletion, amortization and accretion; and commissioning and start-up costs for the Endako mill. The cash costs for the Thompson Creek Mine, which only produces molybdenum sulfide and HPM on site, include an estimated molybdenum loss (sulfide to oxide), an allocation of roasting and packaging costs from the Langeloth Facility and transportation costs from the Thompson Creek Mine to the Langeloth Facility.

(3)
Other operations represent activities related to the roasting, processing and upgrading of third-party concentrate and other metals at the Langeloth Facility and exclude product volumes and costs related to the roasting and processing of Thompson Creek Mine and Endako Mine concentrate. The Langeloth Facility costs associated with roasting and processing of Thompson Creek Mine and Endako Mine concentrate are included in their respective operating results above.

Additional information on the Company’s financial position is available in Thompson Creek’s Annual Report on Form 10-K for the period ended December 31, 2012, which was filed today on EDGAR (www.sec.gov) and SEDAR (www.sedar.com) and posted on the Company’s website (www.thompsoncreekmetals.com).

Conference Call and Webcast

Thompson Creek will hold a conference call for analysts and investors to discuss its 2012 financial results on Monday, February 25, 2013 at 8:00 am Eastern Time. Kevin Loughrey, Chairman and Chief Executive Officer, and Pamela Saxton, Chief Financial Officer, will be available to answer questions during the call.

To participate in the call, please dial 1 (877) 719-9801. A live audio webcast of the conference call will be available at http://www.visualwebcaster.com/event.asp?id=91985 and www.thompsoncreekmetals.com.

An archived recording of the conference call will be available at 1 (888) 203-1112 (access code 2463802) from 11:00 a.m. ET on February 25, 2013 to 11:59 p.m. ET on March 8, 2013. An archived recording of the webcast will also be available at Thompson Creek’s website.

About Thompson Creek Metals Company Inc.
Thompson Creek Metals Company Inc. is a growing, diversified North American mining company. The Company's principal operating properties are its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, a 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and the Langeloth Metallurgical Facility in Pennsylvania. The Company is also in the process of constructing the Mt. Milligan Mine in British Columbia. Mt. Milligan is designed to be a conventional truck-shovel open-pit copper-gold mine. Mt. Milligan is expected to commence production in 2013. The Company's development projects include the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia, the Davidson property, an underground molybdenum exploration property located in British Columbia, and the Maze Lake property, a joint venture gold exploration project located in the Kivalliq District of Nunavut, Canada. The Company's principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains ''forward-looking statements'' within the meaning of the United States Private Securities Litigation Reform Act of 1995 , Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "future," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements include statements with respect to: future financial or operating performance of the Company or its subsidiaries and its projects; future inventory, production, sales, cash costs, capital expenditures and exploration expenditures; future earnings and operating results; expected concentrate and recovery grades; statements as to the projected development of Mt. Milligan and other projects, including expected production commencement dates; Mt. Milligan development costs; future operating plans and goals; and future molybdenum prices.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in Thompson Creek's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time, that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Christine Stewart Renmark Financial Communications Inc. Tel: (416) 644-2020 cstewart@renmarkfinancial.com

THOMPSON CREEK METALS COMPANY INC.
CONSOLIDATED BALANCE SHEETS
(US dollars in millions, except share amounts)

	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$526.8	$294.5
Accounts receivable	52.9	71.8
Accounts receivable-related parties	6.4	6.8
Product inventory	110.8	77.9
Material and supplies inventory	48.4	35.9
Prepaid expenses and other current assets	5.8	5.6
Income and mining taxes receivable	16.0	9.1
Restricted cash	37.1	—
	804.2	501.6
Property, plant, equipment and development, net	2,538.9	2,359.4
Restricted cash	5.7	39.0
Reclamation deposits	30.1	24.6
Goodwill	—	47.0
Other assets	31.3	22.6
	$3,410.2	$2,994.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$128.5	$186.2
Income, mining and other taxes payable	0.6	2.2
Current portion of long-term debt	16.6	5.7
Current portion of long-term capital lease obligations	14.1	1.0
Deferred income tax liabilities	5.9	14.0
Other current liabilities	13.8	9.0
	179.5	218.1
Gold Stream deferred revenue	669.6	364.6
Long-term debt	921.8	361.0
Capital lease obligations	58.0	7.2
Other liabilities	5.3	15.9
Asset retirement obligations	36.6	32.8
Common stock purchase warrant derivatives	—	3.0
Deferred income tax liabilities	137.5	262.1
	2,008.3	1,264.7
Commitments and contingencies
Shareholders' equity
Common stock, no-par, 168,726,984 and 167,963,639 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	1,017.9	1,014.3
Additional paid-in capital	233.8	52.6
Retained earnings	92.3	638.6
Accumulated other comprehensive income	57.9	24.0
	1,401.9	1,729.5
	$3,410.2	$2,994.2

THOMPSON CREEK METALS COMPANY INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE (LOSS) INCOME
(US dollars in millions, except per share amounts)

	Years Ended December 31,
	2012	2011	2010
REVENUES
Molybdenum sales	$386.8	$651.9	$578.6
Tolling, calcining and other	14.6	17.2	16.2
Total revenues	401.4	669.1	594.8
COSTS AND EXPENSES
Cost of sales
Operating expenses	380.0	392.8	315.5
Depreciation, depletion and amortization	64.0	74.7	49.9
Total cost of sales	444.0	467.5	365.4
Selling and marketing	8.0	9.7	9.3
Accretion expense	2.3	1.9	1.5
Fixed asset impairment	530.5	—	—
General and administrative	27.6	26.5	21.9
Acquisition costs	—	—	12.9
Exploration	2.2	14.2	9.4
Total costs and expenses	1,014.6	519.8	420.4
OPERATING (LOSS) INCOME	(613.2)	149.3	174.4
OTHER EXPENSE AND (INCOME)
Goodwill impairment	47.0	—	—
Change in fair value of common stock purchase warrants	(1.8)	(169.2)	49.6
(Gain) loss on foreign exchange	(12.2)	13.1	(7.4)
Interest and finance fees	12.8	5.2	0.9
Interest income	(1.1)	(2.1)	(1.5)
Other	(0.5)	(1.0)	(1.1)
Total other expense and (income)	44.2	(154.0)	40.5
(Loss) income before income and mining taxes	(657.4)	303.3	133.9
Income and mining tax (benefit) expense
Current	(5.4)	30.9	8.6
Deferred	(105.7)	(19.7)	11.6
	(111.1)	11.2	20.2
NET (LOSS) INCOME	$(546.3)	$292.1	$113.7
COMPREHENSIVE (LOSS) INCOME
Post retirement benefit, net of tax	—	(0.1)	0.2
Foreign currency translation	33.9	(29.2)	43.3
Total other comprehensive income (loss)	33.9	(29.3)	43.5
Total comprehensive (loss) income	$(512.4)	$262.8	$157.2

NET (LOSS) INCOME PER SHARE
Basic	$(3.24)	$1.75	$0.79
Diluted	$(3.24)	$1.73	$0.75
Weighted-average number of common shares
Basic	168.4	167.2	144.7
Diluted	168.4	168.6	152.5

THOMPSON CREEK METALS COMPANY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(US dollars in millions)

	Years Ended December 31,
	2012	2011	2010
OPERATING ACTIVITIES
Net (loss) income	$(546.3)	$292.1	$113.7
Items not affecting cash:
Fixed asset impairment	530.5	—	—
Goodwill impairment	47.0	—	—
Change in fair value of common stock purchase warrants	(1.8)	(169.2)	49.6
Depreciation, depletion and amortization	64.0	74.7	49.9
Accretion expense	2.3	1.9	1.5
Amortization of finance fees	9.6	2.1	0.2
Stock-based compensation	6.3	7.8	7.4
Materials and supplies inventory write downs	0.2	2.0	—
Product inventory write downs	52.6	17.3	—
Deferred income tax (benefit) expense	(105.7)	(19.7)	11.6
Unrealized loss (gain) on derivative instruments	1.7	(1.6)	0.7
Unrealized foreign exchange (gain) loss	(13.3)	11.8	—
Change in working capital accounts	(129.9)	(16.5)	(77.2)
Cash (used) generated by operating activities	(82.8)	202.7	157.4
INVESTING ACTIVITIES
Short-term investments	—	—	355.2
Capital expenditures	(722.3)	(686.6)	(213.7)
Capitalized interest payments	(40.7)	(13.7)	—
Restricted cash	5.6	(16.0)	(6.6)
Reclamation (deposit) refund	(5.3)	(0.1)	5.9
Acquisition of Terrane, net of cash acquired of $27.1	—	—	(383.4)
Cash used by investing activities	(762.7)	(716.4)	(242.6)
FINANCING ACTIVITIES
(Cost) proceeds from issuance of common shares, net	(0.3)	26.4	7.6
Proceeds from the Gold Stream Arrangement	305.0	138.1	226.5
Proceeds from senior secured note issuance	346.8	—	—
Proceeds from senior unsecured note issuance	200.0	350.0	—
Proceeds from tangible equity units	220.0	—	—
Proceeds from sales leaseback transactions	49.3	—	—
Proceeds from equipment financing loan	—	—	12.8
Issuance costs related to equity portion of tangible equity units	(6.4)	—	—
Debt issuance costs	(22.0)	(13.2)	(7.2)
Repayment of capital lease obligations	(4.2)	—	—
Repayment of long-term debt	(10.9)	(5.4)	(3.7)
Cash generated by financing activities	1,077.3	495.9	236.0
EFFECT OF EXCHANGE RATE CHANGES ON CASH	0.5	(3.7)	6.7
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	232.3	(21.5)	157.5
Cash and cash equivalents, beginning of period	294.5	316.0	158.5
Cash and cash equivalents, end of period	$526.8	$294.5	$316.0